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                                                                    EXHIBIT 10.6



                      HOME SECURITY INTERNATIONAL , INC.
                                  ('COMPANY')



                                 ('EXECUTIVE')



                          EXECUTIVE SERVICE AGREEMENT



                                MINTER ELLISON
                                    Lawyers
                            Minter Ellison Building
                                44 Martin Place
                               SYDNEY  NSW  2000
                                 DX 117 Sydney
                           Telephone (02) 9210 4444
                           Facsimile (02) 9235 2711
                                     MAP:
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                               TABLE OF CONTENTS

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
1.   Definitions...........................................................   1

2.   Appointment and Position..............................................   2

3.   Executive's Duties....................................................   2

4.   The Executive's Salary and other Benefits.............................   3

5.   Options...............................................................   3

6.   Bonus.................................................................   3

7.   Executive's Vehicle...................................................   3

8.   Expenses..............................................................   5

9.   Executive's Leave.....................................................   5

10.  Illness or Injury.....................................................   5

11.  Confidential Information and Intellectual Property....................   5

12.  Assignment of Intellectual Property...................................   6

13.  Termination...........................................................   6

14.  Redundancy............................................................   7

15.  What Happens After Termination of Employment..........................   7

16.  Restraint on the Executive's Conduct..................................   8

17.  Compliance............................................................   9

18.  Severability..........................................................   9

19.  Waiver................................................................   9

20.  Notice................................................................   9

21.  Governing Law.........................................................  10

22.  Entire Agreement......................................................  10

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

23.  Alteration............................................................  10

24.  This Agreement is Confidential........................................  10

25.  Headings..............................................................  10

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AGREEMENT dated                       1997


BETWEEN           HOME SECURITY INTERNATIONAL INC. ('COMPANY')

AND                                                        ('EXECUTIVE')


RECITAL

The Executive has commenced employment with the Company. The Company and the Executive wish to record the terms on which the Executive will continue that employment by the Company.


AGREEMENT

1.   DEFINITIONS

1.1  In this Agreement:

     'CONFIDENTIAL INFORMATION' means all confidential information including, but not limited to trade secrets and confidential know-how of which the Executive becomes aware or generates (both before and after the day this Agreement is signed) in the course of, or in connection with, employment with the Company; and

     'HSI GROUP' means the Company and its wholly owned subsidiaries.

     'HSI GROUP COMPANY' means a member of the HSI Group.

     'INTELLECTUAL PROPERTY RIGHTS' means all intellectual property rights including without limitation patents, copyright, registered designs, trademarks and the right to have confidential information kept confidential and any application or right to apply for registration of any of those rights.

     'TOTAL REMUNERATION' means the salary and benefits due under CLAUSE 4.1 from time to time.

1.2  In this Agreement, unless the contrary intention appears:

     (a)  the singular includes the plural and vice versa;

     (b) a reference to a clause or schedule is a reference to a clause or schedule to this Agreement and a reference to this Agreement includes any schedules;



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     (c) a reference to a document or agreement, including this Agreement, includes a reference to that document or agreement as novated, altered or replaced from time to time;

     (d) a reference to '$' is a reference to Australian currency; and

     (e) a reference to writing includes typewriting, printing, photocopying and any other method of representing words, figures or symbols in a permanent visible form.

2.   APPOINTMENT AND POSITION

2.1 The Company must employ the Executive in the position of _________________, or other position determined by the Company from time to time in accordance with this Agreement.

2.2 The Executive's employment will commence immediately following the successful completion of the float of HSI.

3.   EXECUTIVE'S DUTIES

3.1  The Executive must:

     (a) perform to the best of the Executive's abilities and knowledge the duties assigned to the Executive by the Company from time to time, whether during or outside the Company's normal business hours and at such places as the Company requires;

     (b) serve the Company faithfully and diligently to the best of the Executive's ability;

     (c) use all reasonable efforts to promote the interests of the Company; act in the Company's best interests;

     (e)  comply with all policies of the Company in place from time to time;

     (f) comply with all law applicable to the Executive's position and the duties assigned to the Executive;

     (g) report to the person or persons nominated by the Company from time to time; and

     (h) perform work in connection with any subsidiaries of the company as directed anywhere throughout the world.

     (i) if required by the Company, accept employment with an HSI Group Company, either exclusively or in conjunction with employment by the Company.

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3.2  Without limiting the Executive's duties to the Company, the Executive must not:

     (a)  act in conflict with the Company's best interests; or

     (b)  compete with the Company.

3.3 The Executive acknowledges that the Executive has no authority to bind the Company in contract except in accordance with the written company policy as amended from time to time.

4.   The Executive's Salary and other Benefits

4.1  The Company must remunerate the Executive in accordance with Schedule 1.

4.2 The Executive's Total Remuneration will include contributions made by the Company for the Executive into a superannuation fund agreed between the parties or, if there is no agreement, into a superannuation fund nominated by the Company, on account of the minimum level of superannuation contributions which the Company must make for the Executive for the purposes of the Superannuation Guarantee (Administration) Act 1992 and the Superannuation Guarantee Charge Act 1992 (collectively 'SGC Legislation') as amended from time to time ('contributions'). If there is any increase in the minimum level of superannuation contributions which the Company must make for the purposes of the SGC Legislation, the components of the Executive's Total Remuneration will be varied to ensure that there is no increase in the Executive's Total Remuneration.

4.3 Upon commencing employment, the Executive must do everything necessary for the Company to make the contributions.

4.4 The Total Remuneration does include any fringe benefits tax payable under the Fringe Benefits Tax Assessment Act 1986 in respect of:

     (a)  any component of the Total Remuneration; and

     (b) any other benefit the Company provides to the Executive from time to time under this Agreement.

4.5 The Company must review the remuneration not less than once each year and may vary the remuneration following that review and alter its components.

5.   Options

     The Executive may be issued with options in accordance with Schedule 2.


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6.   Bonus

     The Company may pay a bonus to the Executive in accordance with Schedule 3.

7.   Executive's Vehicle

7.1  If the Company provides a vehicle to the Executive:

     (a)  the Company must pay for:

          (i)   all registration and insurance costs; and

          (ii)  all oil, petrol and normal maintenance; and

     (b)  the Executive must:

          (i)   maintain service records for the vehicle;

          (ii) not do anything that would breach or cause a breach of a lease or other Company obligation, or cause an insurer to refuse to provide insurance cover for the vehicle, including third party insurance cover;

          (iii) pay any excess on any claim made against the insurance cover for the vehicle and any fines imposed in connection with the use of the vehicle; and

          (iv)  not alter the vehicle without the approval of the Company.

7.2 The Executive must only permit a person to drive the vehicle if that person:

     (a)  is approved by the Company;

     (b)  holds a valid drivers licence; and

     (c) does not suffer any medical condition which impairs the person's ability to drive.

7.3  The Company may, at anytime, withdraw approval given under Clause 7.2(a).

7.4  The Company may withdraw the vehicle if:

     (a) the Executive suffers any medical condition which impairs the Executive's ability to drive;

     (b)  the Executive does not hold a valid drivers licence;


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     (c)  the vehicle is involved in what the Company considers to be an excessive number of accidents;

     (d)  the Executive takes extended leave;

     (e) the Executive does not require the vehicle to perform the Executive's duties with the Company; or

     (f)  the Executive breaches CLAUSES 7.1(b) or 7.2.

8.   EXPENSES

     The Company must pay for or reimburse the Executive for the Executive's reasonable travel and out of pocket expenses approved by the Company.

9.   EXECUTIVE'S LEAVE

     The Company must grant the Executive leave in accordance with applicable law.

10.  ILLNESS OR INJURY

10.1 Subject to CLAUSE 10.2, the Company must grant the Executive up to 10 days' paid sick leave each year if the Executive is unable to perform the Executive's duties due to illness or injury.

10.2 If the Executive is unable to perform the Executive's duties due to illness or injury:

     (a) for more than the period of the Executive's accumulated untaken paid sick leave, but less than 3 months in any one period of 52 consecutive weeks, the Executive's employment under this Agreement will continue but the Company is not obliged to remunerate the Executive in accordance with CLAUSE 4.1; or

     (b) for equal to or more than 3 months in any one period of 52 consecutive weeks, the Company may terminate this Agreement under CLAUSE 13.1

10.3 The Executive acknowledges that the Executive is not entitled to any payment from the Company if this Agreement is terminated under CLAUSE 10.3 except for:

     (a) any remuneration due under CLAUSE 4 but unpaid at the date of the termination; and

     (b)  any amount required under CLAUSE 13.1 to be paid; and

     (c) any amount required under applicable law to be paid less any amount required under CLAUSE 13.1 to be paid.

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11.  CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

11.1 The Executive may use Confidential Information solely for the purpose of performing the Executive's duties with the Company.

11.2 The Executive must keep confidential all Confidential Information but may disclose Confidential Information to:

     (a)  persons who:

          (i) are aware and agree that the Confidential Information must be kept confidential; or

          (ii) have signed any confidentiality agreement required by the Company from time to time;

          and either:

          (iii) have a need to know relative to the operation of the business (and only to the extent that each has a need to know); or

          (iv) have been approved by the person or persons nominated by the Company from time to time.

     (b) that the Executive is required to disclose in the course of the Executive's duties with the Company;

     (c) that was public knowledge when this Agreement was signed or became so at a later date (other than as a result of a breach of confidentiality by the Executive); or

     (d)  that the Executive is required by law to disclose.

11.3 The Executive must immediately notify the Company of any suspected or actual unauthorised use, copying or disclosure of Confidential Information.

11.4 The Executive must provide assistance reasonably requested by the Company in relation to any proceedings the Company may take against any person for unauthorised use, copying or disclosure of Confidential Information.

12.  ASSIGNMENT OF INTELLECTUAL PROPERTY

12.1 The Executive:

     (a) presently assigns to the Company all existing and future Intellectual Property Rights in all inventions, models, designs, drawings, plans, software, reports, proposals and other materials created or generated by the Executive (whether alone

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          or with the Company, its other employees or contractors) for use by the Company; and

     (b) acknowledges that by virtue of this clause all such existing rights are vested in the Company and, on their creation, all such future rights will vest in the Company.

12.2 The Executive must do all things reasonably requested by the Company to enable the Company to assure further the rights assigned under CLAUSE 12.1.

13.  TERMINATION

13.1 The Executive's employment may be terminated at any time:

     (a) by the Executive giving to the Company 6 months' notice or by forfeiting an amount equal to the Executive's Total Remuneration for that period of notice; or

     (b) by the Company giving to the Executive 6 months' notice or by paying the Executive an amount equal to the Executive's Total Remuneration in lieu of notice.

13.2 The Executive's employment may be terminated by the Company at any time without notice if the Executive:

     (a)  disobeys a lawful direction of the Company;

     (b)  is guilty of other serious misconduct;

     (c)  breaches CLAUSE 11;

     (d) other than CLAUSE 11, breaches any other material provision of this Agreement including CLAUSES 3.1 or 3.2; or

     (e)  is found guilty by a court of a criminal offence.

13.3 Termination under this clause does not affect any accrued rights or remedies of either party.

14.  REDUNDANCY

     If the Executive's employment is terminated for redundancy, the Executive agrees that:

     (a)  CLAUSE 13.1 will apply; and

     (b) the Executive is not entitled to any payment from the Company except for:

          (i) any remuneration due under CLAUSE 4 but unpaid at the date of the termination;


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          (ii)  any amount required under CLAUSE 13.1 to be paid; and

          (iii) any amount required under applicable law to be paid less any amount required under CLAUSE 13.1 to be paid.

15.  WHAT HAPPENS AFTER TERMINATION OF EMPLOYMENT

     If the Executive's employment is terminated for any reason:

     (a) the Company may set off any amounts the Executive owes the Company against any amounts the Company owes the Executive at the date of termination except for amounts the Company is not entitled by law to set off;

     (b) the Executive must return all the Company's property (including property leased by the Company) to the Company on termination including all written or machine readable material, software, computers, credit cards, keys and vehicles;

     (c) the Executive's obligations under CLAUSE 11 continue after termination except in respect of information that is part of the Executive's general skill and knowledge; and

     (d) the Executive must not record any Confidential Information in any form after termination.

16.  RESTRAINT ON THE EXECUTIVE'S CONDUCT

16.1 During the Restraint Period, the Executive must not in any area in which the Company has operated during the preceding 24 months or to the Executive's knowledge intends to operate in the ensuing 24 months.

     (a) engage or prepare to engage in any business or activity that is the same or similar to that part or parts of the business carried on by the Company in which the Executive was employed at any time during the Executive's last 24 months with the Company; or

     (b) solicit, canvass, approach or accept any approach from any person who was at any time during the Executive's last 24 months with the Company a client of the Company in that part or parts of the business carried on by the Company in which the Executive was employed with a view to obtaining the custom of that person in a business that is the same or similar to the business conducted by the Company; or

     (c) interfere with the relationship between the Company and its customers, employees or suppliers; or


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     (d)  induce or assist in the inducement of any employee of the Company to leave their employment.

16.2 In CLAUSE 16.1, 'Restraint Period' means:

     (a) 12 months after termination of the Executive's employment;

     (b) 9 months after termination of the Executive's employment;

     (c) 6 months after termination of the Executive's employment.

16.3 CLAUSE 16.1 has the effect of several separate and individual covenants and restraints consisting of each separate covenant and restraint set out in CLAUSE 16.1 combined with each separate period of time set out in CLAUSE 16.2.

16.4 If any of the several separate and independent covenants and restraints referred to in CLAUSE 16.3 are or become invalid or unenforceable for any reason, then that invalidity or unenforceability will not effect the validity of enforceability of any of the other separate and independent covenants and restraints.

16.5 In CLAUSE 16.1 'engage in' means to participate, assist or otherwise be directly or indirectly involved as a member, shareholder, unitholder, director, consultant, advisor, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier.

16.6 The Company may require the Executive to provide evidence confirming to the satisfaction of the Company that the Executive is not in breach of this clause.

16.7 The Executive acknowledges that each restriction specified in CLAUSE 16.1 is in the circumstances reasonable and necessary to protect the Company's legitimate interests.

17.  COMPLIANCE

     The exercise of or compliance with any discretion, right or obligation under this Agreement is subject to compliance with all applicable laws.

18.  SEVERABILITY

     Part or all of any clause of this Agreement that is illegal or unenforceable will be severed from this Agreement and the remaining provisions of this Agreement continue in force.

19.  WAIVER

     The failure of either party at any time to insist on performance of any provision of this Agreement is not a waiver of its right at any later time to insist on performance of that or any other provision of this Agreement.



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20.  NOTICE

20.1 A party giving notice under this Agreement must do so in writing.

20.2 A notice given in accordance with CLAUSE 20.1 is taken to be received:

     (a) if hand delivered, on delivery;

     (b) if sent by prepaid post, 3 days after the date of posting;

     (c) if sent by telex, when the machine on which the telex is transmitted receives at the end of transmission, the answerback code of the recipient unless, within 8 Business Hours after that transmission, the recipient informs the sender that it has not received the entire notice;

     (d) if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the total number of pages of the notice unless, within 8 Business Hours after that transmission, the recipient informs the sender that it has not received the entire notice.

21.  GOVERNING LAW

     This Agreement is governed by the law applicable in the United States of America and the parties irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the United States of America.

22.  ENTIRE AGREEMENT

     This Agreement (including its schedules):

     (a) constitutes the entire agreement between the parties as to its subject matter; and

     (b) in relation to that subject matter, supersedes any prior understanding or agreement between the parties and any prior condition, warranty, indemnity or representation imposed, given or made by a party.

23.  ALTERATION

     This Agreement (including its schedules) may only be altered in writing signed by each party.





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24.  THIS AGREEMENT IS CONFIDENTIAL

     The terms of this Agreement and any subsequent amendments are confidential and may not be disclosed by the Executive to any other person, other than for the purpose of obtaining professional legal or accounting advice, without the written approval of the Company.

25.  HEADINGS

     Headings are for ease of reference only and do not affect the meaning of this Agreement.


                  SCHEDULE 1 - TOTAL REMUNERATION (CLAUSE 4.1)


A remuneration package to the value of $_______ gross.

Base salary:

Superannuation:

Vehicle:

and other benefits as agreed from time to time

                        SCHEDULE 2 - OPTIONS (CLAUSE 5)

As determined by resolution of the Board of Directors from time to time pursuant to the terms and conditions of the Company's Option Plan.


                         SCHEDULE 3 - BONUS (CLAUSE 6)

As determined by resolution of the Board of Directors from time to time



EXECUTED as an agreement.




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THE COMMON SEAL of                     )
HOME SECURITY INTERNATIONAL,           )
INC. is affixed in accordance with its
Constitution in the presence of        )



 ..............................        ...................................
Secretary                             Director


 ..............................        ...................................
Name of secretary (print)             Name of director (print)



SIGNED by                              )
in the presence of                     )



 ..............................        ...................................
Signature of witness


 ..............................
Name of witness (print)



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